Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Third Quarter of Fiscal Year 2019

•	Year-over-year revenue grows 12%, gross margin improves 100 basis points, operating profit up 15%

•	MatrixCare contributes positively to revenue, gross margin, and profit

•	ResMed well-positioned for the future

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, May 2, 2019 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading connected health company, today announced results for its quarter ended March 31, 2019.

Third Quarter 2019 Highlights

•	Revenue increased 12% to $662.2 million; up 15% on a constant currency basis

•	Gross margin expanded 100bps to 59.2%

•	Net operating profit increased 15%; non-GAAP operating profit up 15%

•	GAAP diluted earnings per share of $0.73; non-GAAP diluted earnings per share of $0.89

“We had another strong quarter with top-line revenue growth across all categories of our business, including a solid contribution from recently acquired SaaS companies and growth in international device sales,” said Mick Farrell, ResMed’s CEO. “Our expanding mask portfolio continues to drive share growth across all geographies and we have a solid product pipeline to support future growth, including the recent launch of the AirFit P30i. We delivered operating leverage this quarter, even as we execute on our long-term strategy to provide innovative products, software, and solutions to improve outcomes, create efficiencies, and reduce overall healthcare system costs. We are on a trajectory to improve 250 million lives in out-of-hospital healthcare in 2025.”

RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 2 of 9

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2019	March 31, 2018	% Change	Constant Currency (A)
Revenue	$662.2	$591.6	12%	15%
Gross margin	59.2%	58.2%	2
Selling, general and administrative expenses	164.5	147.9	11	17
Research and development expenses	47.6	37.4	27	32
Income from operations	157.0	136.4	15
Non-GAAP income from operations	182.0	159.0	15
Net income	105.4	110.1	(4)
Non-GAAP net income	128.1	132.5	(3)
Diluted earnings per share	$0.73	$0.76	(4)
Non-GAAP diluted earnings per share	$0.89	$0.92	(3)

	Nine Months Ended
	March 31, 2019	March 31, 2018	% Change	Constant Currency (A)
Revenue	$1,901.6	$1,716.6	11%	12%
Gross margin	58.8%	58.2%	1
Selling, general and administrative expenses	473.4	443.6	7	10
Research and development expenses	129.5	115.5	12	16
Income from operations	458.2	394.9	16
Non-GAAP income from operations	520.1	440.6	18
Net income	335.8	205.8	63
Non-GAAP net income	388.8	371.6	5
Diluted earnings per share	$2.33	$1.43	63
Non-GAAP diluted earnings per share	$2.69	$2.58	4

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Discussion of Third Quarter Results

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 10 percent compared to the prior year period, driven by strong sales across our mask and device product portfolios.

•

Revenue in combined Europe, Asia and other markets grew by 6 percent on a constant currency basis compared to the same period of the prior year. Mask sales were strong across these markets. As expected, device sales in France and Japan were impacted as customers completed their connected device upgrade programs. Device sales outside France and Japan grew well.

•

Software as a Service revenue increased by 101 percent, compared to the prior year period, due to continued growth in our Brightree service offerings and incremental contribution from the acquisition of MatrixCare, which closed in the second quarter and HEALTHCAREfirst, which closed in the first quarter.

•

Gross margin expanded by 100 basis points over the prior year period, primarily due to higher margin contribution from MatrixCare, benefits from manufacturing and procurement efficiencies and product mix changes, partially offset by declines in average selling prices.

RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 3 of 9

•

Selling, general and administrative expenses increased by 11 percent compared to the prior year period, or by 17 percent on a constant currency basis. Excluding the impact of recent acquisitions, selling, general and administrative expenses increased by 6 percent on a constant currency basis. SG&A expenses improved to 24.8 percent of revenue in the quarter, compared with 25.0 percent in the same period of the prior year.

•	Income from operations and non-GAAP income from operations increased by 15 percent compared to the prior year period.

•

Net income decreased by 4 percent, predominantly attributable to the impact of recent acquisitions, higher interest and income tax expense compared to the prior year quarter, and non-GAAP net income decreased by 3 percent compared to the prior year period. Non-GAAP measures adjust for amortization of acquired intangibles, MatrixCare deferred revenue, and the impact of U.S. tax reform.

•

GAAP diluted earnings per share decreased by 4 percent, predominantly attributable to impact of recent acquisitions, higher interest and income tax expense compared to the prior year quarter, and non-GAAP diluted earnings per share were 3 percent lower compared with the same period of the prior year.

•	Cash flow from operations for the quarter was $139.6 million, compared to net income in the current quarter of $105.4 million. During the quarter we paid $53.0 million in dividends.

Other Business and Operational Highlights

•

Completed the acquisition of Propeller Health, a digital therapeutics company providing connected health solutions for people living with chronic obstructive pulmonary disease (COPD) and asthma, for $225.0 million.

•

Announced the broad availability of Mobi, ResMed’s premier portable oxygen concentrator, offering an optimal balance of oxygen delivery, weight, and battery life for people with chronic obstructive pulmonary disease (COPD) and other chronic diseases.

•	Introduced AirFit N30i, ResMed’s first top-of-head CPAP mask, expanding the mask portfolio with an option to keep tubing out of the wearer’s way, letting them move and sleep in any position.

•	Announced an agreement to settle all outstanding patent infringement disputes with Fisher & Paykel Healthcare.

•	Announced the acquisition of HB Healthcare, a fast-growing, privately held South Korean home medical equipment provider, expanding ResMed’s leading role in Korea’s CPAP and respiratory care market.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.37 per share. The dividend will have a record date of May 9, 2019, payable on June 13, 2019. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 8, 2019 for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from May 8, 2019 through May 9, 2019, inclusive.

RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 4 of 9

Webcast details

ResMed will discuss its third quarter fiscal year 2019 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2019 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on our website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.) and entering the passcode 3977963. The telephone replay will be available until May 16, 2019.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our cloud-connected medical devices transform care for people with sleep apnea, COPD and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease and lower costs for consumers and healthcare systems in more than 120 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 5 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Net revenue	$662,228	$591,634	$1,901,608	$1,716,566
Cost of sales	270,318	247,339	782,874	716,874

Gross profit	$391,910	$344,295	$1,118,734	$999,692
Operating expenses:
Selling, general and administrative	164,529	147,893	473,410	443,559
Research and development	47,610	37,434	129,513	115,492
Amortization of acquired intangible assets (1)	22,794	11,673	51,501	34,772
Restructuring expenses (1)	—	10,922	—	10,922
Acquisition related expenses (1)	—	—	6,123	—

Total operating expenses	$234,933	$207,922	$660,547	$604,745
Income from operations (1)	156,977	136,373	458,187	394,947
Other income (expenses), net:
Interest income (expense), net	$(11,998)	$(3,491)	$(21,594)	$(9,196)
Loss attributable to equity method investments	(5,996)	—	(9,371)	—
Other, net	(1,054)	(2,739)	(4,140)	(5,357)

Total other income (expenses), net	(19,048)	(6,230)	(35,105)	(14,553)

Income before income taxes	$137,929	$130,143	$423,082	$380,394
Income taxes	32,513	20,018	87,291	174,617

Net income	$105,416	$110,125	$335,791	$205,777

Basic earnings per share	$0.74	$0.77	$2.35	$1.44
Diluted earnings per share	$0.73	$0.76	$2.33	$1.43
Non-GAAP diluted earnings per share (1)	$0.89	$0.92	$2.69	$2.58
Basic shares outstanding	143,316	142,898	142,907	142,688
Diluted shares outstanding	144,333	143,985	144,344	143,895

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 6 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$146,513	$188,701
Accounts receivable, net	511,403	483,681
Inventories	319,930	268,701
Prepayments and other current assets	124,850	124,634

Total current assets	$1,102,696	$1,065,717
Non-current assets:
Property, plant and equipment, net	$382,496	$386,550
Goodwill and other intangibles, net	2,455,586	1,284,128
Deferred income taxes and other non-current assets	157,748	327,528

Total non-current assets	$2,995,830	$1,998,206

Total assets	$4,098,526	$3,063,923

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$124,466	$92,723
Accrued expenses	191,130	185,805
Deferred revenue	82,288	60,828
Income taxes payable	52,739	160,427
Short-term debt	12,346	11,466

Total current liabilities	$462,969	$511,249
Non-current liabilities:
Deferred revenue	$76,703	$71,596
Deferred income taxes	87,312	13,084
Other long term liabilities	865	924
Long-term debt	1,323,349	269,988
Long-term income taxes payable	125,999	138,102

Total non-current liabilities	$1,614,228	$493,694

Total liabilities	$2,077,197	$1,004,943

STOCKHOLDERS’ EQUITY:
Common stock	$573	$571
Additional paid-in capital	1,476,099	1,450,821
Retained earnings	2,420,731	2,432,328
Treasury stock	(1,623,256)	(1,600,412)
Accumulated other comprehensive income	(252,818)	(224,328)

Total stockholders’ equity	$2,021,329	$2,058,980

Total liabilities and stockholders’ equity	$4,098,526	$3,063,923

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RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 7 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Nine Months Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$335,791	$205,777
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	108,203	88,256
Loss attributable to equity method investments	9,371	—
Stock-based compensation costs	37,856	35,933
Impairment of equity investments	8,801	3,620
Changes in fair value of business combination contingent consideration	(272)	383
Gain on previously held equity interest	(1,909)	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(1,482)	(39,421)
Inventories, net	(55,002)	(11,146)
Prepaid expenses, net deferred income taxes and other current assets	(17,453)	(72,332)
Accounts payable, accrued expenses and other	(106,671)	164,540

Net cash provided by operating activities	$317,233	$375,610
Cash flows from investing activities:
Purchases of property, plant and equipment	(46,507)	(44,961)
Patent registration costs	(6,556)	(6,743)
Business acquisitions, net of cash acquired	(951,565)	(482)
Purchases of cost-method investments	—	(6,445)
Purchases of equity-method investments	(31,092)	—
Proceeds / (Payments) on maturity of foreign currency contracts	3,902	(4,667)

Net cash used in investing activities	$(1,031,818)	$(63,298)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	15,346	9,603
Taxes paid related to net share settlement of equity awards	(27,880)	—
Purchases of treasury stock	(22,844)	(27,897)
Payment of business combination contingent consideration	(648)	(205)
Proceeds from borrowings, net of borrowing costs	1,414,230	120,000
Repayment of borrowings	(541,394)	(390,000)
Dividends paid	(158,592)	(149,527)

Net cash (used in) / provided by financing activities	$678,218	$(438,026)

Effect of exchange rate changes on cash	$(5,821)	$8,060

Net increase / (decrease) in cash and cash equivalents	(42,188)	(117,654)
Cash and cash equivalents at beginning of period	188,701	821,935

Cash and cash equivalents at end of period	$146,513	$704,281

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RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 8 of 9

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measure, “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
GAAP income from operations	$156,977	$136,373	$458,187	$394,947
Amortization of acquired intangible assets (A)	22,794	11,673	51,501	34,772
Deferred revenue fair value adjustment (A)	2,254	—	4,283	—
Restructuring expenses (A)	—	10,922	—	10,922
Acquisition related expenses (A)	—	—	6,123	—

Non-GAAP income from operations	$182,025	$158,968	$520,094	$440,641

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
GAAP net income	$105,416	$110,125	$335,791	$205,777
Amortization of acquired intangible assets, net of tax (A)	17,588	8,483	39,846	25,260
Deferred revenue fair value adjustment, net of tax (A)	1,727	—	3,281	—
U.S. tax reform	3,327	5,621	4,505	132,224
Acquisition related expenses (A)	—	—	5,362	—
Restructuring expenses, net of tax (A)	—	8,316	—	8,316

Non-GAAP net income (A)	$128,058	$132,545	$388,785	$371,577

Diluted shares outstanding	144,333	143,985	144,344	143,895
GAAP diluted earnings per share	$0.73	$0.76	$2.33	$1.43
Non-GAAP diluted earnings per share (A)	$0.89	$0.92	$2.69	$2.58

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, deferred revenue fair value adjustment, the impact of U.S. tax reform on income tax expense, acquisition-related expenses, and restructuring-related expenses from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2019 Earnings Press Release – May 2, 2019	Page 9 of 9

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	March 31, 2019	March 31, 2018	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$181.3	$168.1	8%
Masks and other	168.7	149.4	13

Total Sleep and Respiratory Care	$350.0	$317.5	10
Software as a Service	79.9	39.9	101

Total	$429.9	$357.4	20

Combined Europe, Asia and other markets
Devices	$155.2	$160.1	- 3%	3%
Masks and other	77.1	74.1	4	12

Total Sleep and Respiratory Care	$232.3	$234.2	- 1	6
Global revenue
Devices	$336.5	$328.2	3%	6%
Masks and other	245.8	223.5	10	13

Total Sleep and Respiratory Care	$582.3	$551.7	6	9
Software as a Service	79.9	39.9	101	101

Total	$662.2	$591.6	12	15

	Nine Months Ended
	March 31, 2019	March 31, 2018	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$540.2	$499.7	8%
Masks and other	494.8	443.7	12

Total Sleep and Respiratory Care	$1,035.0	$943.4	10
Software as a Service	190.6	116.6	63

Total	$1,225.6	$1,060.0	16

Combined Europe, Asia and other markets
Devices	$463.0	$451.8	2%	6%
Masks and other	213.0	204.8	4	9

Total Sleep and Respiratory Care	$676.0	$656.6	3	7
Global revenue
Devices	$1,003.2	$951.5	5%	7%
Masks and other	707.8	648.5	9	11

Total Sleep and Respiratory Care	$1,711.0	$1,600.0	7	9
Software as a Service	190.6	116.6	63	63

Total	$1,901.6	$1,716.6	11	12

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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